As filed with the Securities and Exchange Commission on June 12, 2009
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

AMERISOURCEBERGEN CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	23-3079390
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
1300 Morris Drive
Chesterbrook, Pennsylvania 19087-5594
(610) 727-7000
(Address of Principal Executive Offices) (Zip Code)

AMERISOURCEBERGEN CORPORATION MANAGEMENT INCENTIVE PLAN
(Full title of the plan)

John G. Chou, Esquire
Senior Vice President, General Counsel
and Secretary
AmerisourceBergen Corporation
1300 Morris Drive
Chesterbrook, PA 19087-5594
(Name and address of agent for service)
(610) 727-7000
(Telephone number, including area code, of agent for service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		maximum	maximum
	Amount to be	offering price	aggregate	Amount of
Title of securities to be registered	registered(1)(2)	per share(3)	offering price(3)	registration fee
Common Stock ($.01 par value)	8,500,000	$36.09 (3)	$306,765,000	$17,117.49

(1)	This registration statement (the “Registration Statement”) registers the issuance of 8,500,000 additional shares of Common Stock, par value $0.01 per share (the “Common Stock”), of AmerisourceBergen Corporation (the “Registrant”) which are available for issuance under the AmerisourceBergen Corporation Management Incentive Plan, as amended and restated effective as of February 19, 2009 (the “Plan”).

(2)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate amount of additional shares of Common Stock, which may be offered and issued in accordance with the terms of the Plan to prevent dilution resulting from any stock split, stock dividend, recapitalization or other similar transaction. No additional registration fee is included for these shares.

(3)	Estimated solely for the purposes of calculating the registration fee in accordance with Rule 457(c) and (h)(1) under the Securities Act of 1933 on the basis of the average of the high and low prices reported for shares of Common Stock of the Registrant on the New York Stock Exchange on June 9, 2009.

REGISTRATION OF ADDITIONAL SECURITIES
INCORPORATION OF EARLIER REGISTRATION STATEMENTS BY REFERENCE
     AmerisourceBergen Corporation (the “Registrant”) is filing this Registration Statement on Form S-8 (the “Registration Statement”) to register an additional 8,500,000 shares of Common Stock, par value $0.01 per share, for issuance under the AmerisourceBergen Corporation Management Incentive Plan (formerly named the AmerisourceBergen Corporation 2002 Management Stock Incentive Plan), as amended and restated effective as of February 19, 2009 (the “Plan”). Unless otherwise noted herein, this Registration Statement incorporates by reference the Registration Statements on Form S-8 (File No. 333-88230, File No. 333-110431 and File No. 333-140470).
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The following documents previously filed with the Securities and Exchange Commission (the “Commission”) by the Registrant pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference in this Registration Statement:
     (a) the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2008;
     (b) the Registrant’s Quarterly Reports on Form 10-Q for the fiscal quarters ended December 31, 2008 and March 31, 2009;
     (c) the Registrant’s Current Reports on Form 8-K filed with the Commission on October 1, 2008, October 30, 2008, November 14, 2008, December 11, 2008, January 22, 2009, February 19, 2009, April 23, 2009, May 1, 2009, May 19, 2009, June 2, 2009 and June 4, 2009;
     (d) Definitive Proxy Statement with respect to Annual Meeting of Stockholders held on February 19, 2009, as filed with the Commission on January 9, 2009; and
     (e) The description of the Common Stock contained in the Registration Statement on Form S-4 (File No. 333-61440), filed with the Commission on May 23, 2001, as amended, and the prospectus filed pursuant to Rule 424(b)(3), filed with the Commission on August 1, 2001, including any amendments or reports filed for the purpose of updating such description, in which there is described the terms, rights and provisions applicable to our Common Stock.
     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.
     Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement, or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this Registration Statement, modifies or supersedes such prior statement. Any statement contained in this Registration Statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document that is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 5. Interests of Named Experts and Counsel.
     John G. Chou, who is the Registrant’s Senior Vice President, General Counsel and Secretary, has issued an opinion about the validity of the securities registered hereby, as well as other relevant legal matters. Mr. Chou beneficially owns, or has options to acquire, a number of shares of the Registrant’s common stock, which amount in the aggregate constitutes less than 1% of the total outstanding common stock.

Item 8. Exhibits.
     The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:

Exhibit No.	Description
5.1	Opinion of Counsel

10.1	AmerisourceBergen Corporation Management Incentive Plan, as amended and restated effective as of February 19, 2009 (incorporated by reference to Exhibit 99.2 to the Registrant’s Current Report on Form 8-K filed on February 19, 2009)

23.1	Consent of Counsel (included in Exhibit 5.1)

23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

24.1	Power of Attorney (see signature page at page 5)
Item 9. Undertakings.
The undersigned Registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (“Securities Act”);
(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and
(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;
provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.
(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under “Item 6—Indemnification of Directors and Officers”, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chesterbrook, State of Pennsylvania, on June 12, 2009.

AMERISOURCEBERGEN CORPORATION
By:	/s/ R. David Yost
	Name:	R. David Yost
	Title:	Chief Executive Officer

POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints John G. Chou, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Date: June 12, 2009	/s/ R. David Yost
R. David Yost, President and Chief Executive Officer and Director (Principal Executive Officer)

Date: June 12, 2009	/s/ Michael D. DiCandilo
Michael D. DiCandilo, Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

Date: June 12, 2009	/s/ Richard C. Gozon
Richard C. Gozon, Director and Chairman

Date: June 12, 2009	/s/ Charles H. Cotros
Charles H. Cotros, Director

Date: June 12, 2009	/s/ Richard W. Gochnauer
Richard W. Gochnauer, Director

Date: June 12, 2009	/s/ Edward E. Hagenlocker
Edward E. Hagenlocker, Director

Date: June 12, 2009	/s/ Jane E. Henney, M.D.
Jane E. Henney, M.D., Director

Date: June 12, 2009	/s/ Michael J. Long
Michael J. Long, Director

Date: June 12, 2009	/s/ Henry W. McGee
Henry W. McGee, Director

ACKNOWLEDGMENT BY AGENT
     I, John G. Chou, have read the above power of attorney and I am the person identified as the attorney-in-fact and agent for the principals whose signatures appear above. I hereby acknowledge that in the absence of a specific provision to the contrary in the power of attorney or in the Pennsylvania Probate, Estates and Fiduciaries Code (20 Pa. C.S.) when I act as attorney-in-fact and agent:
     I shall exercise the power for the benefit of the principals.
     I shall keep the assets of the principals separate from my assets.
     I shall exercise reasonable caution and prudence.
     I shall keep a full and accurate record of all actions, receipts and disbursements on behalf of the principals.

/s/ John G. Chou John G. Chou	June 12, 2009 (Attorney-in-fact)

EXHIBIT INDEX

5.1	Opinion of Counsel (Consent of Counsel included therein)

10.1	AmerisourceBergen Corporation Management Incentive Plan, as amended and restated effective as of February 19, 2009 (incorporated by reference to Exhibit 99.2 to the Registrant’s Current Report on Form 8-K filed on February 19, 2009)

23.1	Consent of Counsel (included in Exhibit 5.1)

23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

24.1	Power of Attorney (see signature page at page 5)